UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54881	06-1781911
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4635 South Lakeshore Drive, Suite 200, Tempe, AZ 85282
(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 641-4790

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 2, 2018, the Board of Board of Directors of Lithium Exploration Group, Inc. (“we,” “us,” “our,” or the “Company”) approved the an amendment (the “Amendment”) to our Articles of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 750,000,000 shares, par value $0.001. Subsequently, the Amendment was approved by written consent of the holder of 350,000 shares of our Series C preferred stock, which hold 100 for 1 voting rights with the holders of our common shares, being 51% of our issued and outstanding voting securities. The approval was made in accordance with Sections 78.320 and 78.390 of the Nevada Revised Statues, which provide that a corporation’s articles may be amended by written consent of the stockholders representing at least a majority of the voting power.

Item 5.07 Submission of Matters to a Vote of Security Holders

This item 5.07 is incorporated by reference to Item 5.03 in this Form 8-K.

Item 8.01 Other Events

On June 1, 2018, the Company filed its Articles of Amendment with the Nevada Secretary of State to amend our Articles of Incorporation to give effect to the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2018

LITHIUM EXPLORATION GROUP, INC.

By:	/s/ Alex Walsh
Name: Alex Walsh
Title: Chief Executive Officer